Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Independent Bank Corporation on Form S-1 of our report dated March 13, 2013 on the consolidated financial statements of Independent Bank Corporation appearing in the December 31, 2012 Form 10-K of Independent Bank Corporation and to the reference to us under the heading "Experts" in this prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Grand Rapids, Michigan
August 8, 2013